Exhibit 8.1

FORM OF OPINION

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE	FIRM/AFFILIATE
NEW YORK 10036-6522	OFFICES
TEL: (212) 735-3000 FAX: (212) 735-2000	BOSTON CHICAGO
www.skadden.com	HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
[•], 2014	HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
SYDNEY
TOKYO
TORONTO

Liberty Broadband Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Ladies and Gentlemen:

We have acted as special tax counsel to you, Liberty Broadband Corporation (“Broadband”), in connection with certain aspects of (i) the internal restructuring of certain assets owned by Liberty Media Corporation (“Liberty”) and its subsidiaries (the “Contributed Assets”), (ii) the contribution of the Contributed Assets by Liberty to Broadband, a newly formed subsidiary of Liberty, (iii) the recapitalization of Broadband’s outstanding stock into Series A common stock (the “Series A Broadband Common Stock”), Series B common stock (the “Series B Broadband Common Stock”), and Series C common stock (the “Series C Broadband Common Stock,” and together with the Series A Broadband Common Stock and the Series B Broadband Common Stock, the “Broadband Common Stock”), (iv) the distribution of all of the outstanding shares of Broadband Common Stock by Liberty to its shareholders (the “Spin-off”), and (v) the pro rata distribution by Broadband to its shareholders of subscription rights to acquire shares of Series C Broadband Common Stock (the “Series C Rights”) following the Spin-off (the “Series C Rights Distribution”).  You have requested our opinion regarding certain U.S. federal income tax consequences of the Series C Rights Distribution (the “Opinion”).

In rendering this Opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the letter furnished to Liberty by its financial advisor with respect to the Spin-off, dated as of November 4, 2014; (ii) the registration statement on Form S-1 filed by Broadband with the Securities and Exchange Commission (the “SEC”), dated as of July 24, 2014, together with the exhibits attached thereto, as amended through the date hereof (the “Spin-off Registration Statement”); (iii) the registration statement on Form S-1 filed by Broadband with the SEC, dated as of October 16, 2014, together with the exhibits attached thereto, as amended through the date hereof (the “Rights Offering Registration Statement,” and together with the Spin-off Registration Statement, the “Registration Statements”); (iv) all other submissions to the SEC related to the Registration Statements; (v) the agreements listed on Schedule A attached hereto (collectively, the “Agreements”); (vi) the officer’s certificate furnished to us by Broadband, dated as of the date hereof, together with the exhibits attached thereto (the “Officer’s Certificate”); and (vii) such other documents as we have considered necessary or appropriate as a basis for this Opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic, electronic, or facsimile copies, and the authenticity of the originals of such documents.

As to certain facts material to this Opinion, we have relied upon the statements and representations set forth in the Officer’s Certificate.  We have assumed that such statements and representations are true, correct, and complete as of the date hereof and will continue to be true, correct, and complete without regard to any qualification as to knowledge, belief, or otherwise.  We have also assumed that the Series C Rights Distribution and the other transactions contemplated by the Agreements will be consummated in accordance with their terms and in the manner described in the Registration Statements, and that none of the material terms or conditions contained therein will be waived or modified in any respect.  This Opinion is expressly conditioned upon, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and warranties set forth in the documents referred to above, including those contained in the Officer’s Certificate.  Any change or inaccuracy in or to such facts, information, covenants, representations, or warranties (including on account of events occurring after the consummation of the Series C Rights Distribution) could affect one or more of the conclusions stated herein.

This Opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial decisions, published rulings and procedures of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date hereof.  It should be noted that the authorities upon which this Opinion is based are subject to change at any time, possibly with retroactive effect.  Any change in such authorities could affect one or more of the conclusions expressed herein.  Moreover, there can be no assurance that this Opinion will be accepted by the Service or, if challenged, by a court.

Based upon and subject to the foregoing, it is our opinion that, under current U.S. federal income tax law, shareholders of Broadband will not recognize any gain or loss, and will not otherwise be required to include any amount in income, upon the receipt of Series C Rights in the Series C Rights Distribution.

*                                                                                         *                                                                                         *

Except as set forth above, we express no opinion or other views regarding the tax consequences of the Series C Rights Distribution or any related transactions.  This Opinion relates solely to certain U.S. federal income tax consequences of the Series C Rights Distribution, and no opinion is expressed as to the tax consequences of the Series C Rights Distribution under any state, local, or foreign tax laws or under any federal tax laws other than those pertaining to income taxation.  This Opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise the Opinion to reflect any legal developments or factual matters or changes arising after the date hereof.  We are furnishing this Opinion to you solely in connection with the Series C Rights Distribution and the Rights Offering Registration Statement.  We hereby consent to the use of our name under the caption “Material U.S. Federal Income Tax Consequences of the Rights Distribution and the Rights Offering” in the Rights Offering Registration Statement and to the filing of this Opinion as an exhibit to the Rights Offering Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

Schedule A

1.                                      Reorganization Agreement by and between Liberty Media Corporation and Liberty Broadband Corporation, dated as of October 28, 2014, and the exhibits attached thereto.

2.                                      Tax Sharing Agreement by and between Liberty Media Corporation and Liberty Broadband Corporation, dated as of November 4, 2014, and the exhibits attached thereto.

3.                                      Services Agreement by and between Liberty Media Corporation and Liberty Broadband Corporation, dated as of November 4, 2014.

4.                                      Facilities Sharing Agreement by and among Liberty Broadband Corporation, Liberty Media Corporation, and Liberty Property Holdings, Inc., dated as of November 4, 2014.

5.                                      Aircraft Time Sharing Agreement by and between Liberty Media Corporation and Liberty Broadband Corporation, dated as of November 4, 2014.

6.                                      Aircraft Time Sharing Agreement by and between Liberty Media Corporation and Liberty Broadband Corporation, dated as of November 4, 2014.

7.                                      Aircraft Time Sharing Agreement by and among Liberty Citation, Inc., Liberty Denver Arena, LLC and Liberty Broadband Corporation, dated as of November 4, 2014.